Exhibit 99.1

GI Dynamics, Inc. – ASX Announcement

Appendix 4C Quarterly Report

Quarter ended 31 March 2015

GI Dynamics to Hold Briefing Call and Webcast on Financial Results

for First Quarter 2015 on Tuesday, 5 May 2015 at 6 p.m. U.S. EDT

/ Wednesday, 6 May 2015 at 8 a.m. AEST

LEXINGTON, Massachusetts, United States and SYDNEY, Australia – 30 April 2015 – GI Dynamics, Inc. (ASX: GID) (GI Dynamics or the Company), a medical device company developing innovative treatments for type 2 diabetes and obesity, is pleased to provide its financial results for the quarter ended 31 March 2015 (Quarter). The Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached and the results disclosed in the Appendix 4C are unaudited.

The Company plans to file its Quarterly Report on Form 10-Q (Form 10-Q) with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before 15 May 2015. The Form 10-Q will provide financial statements for the Quarter, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Quarter.

ENDO Trial

At the recommendation of the FDA, the Company has discontinued placing any additional devices in its U.S. pivotal clinical trial of EndoBarrier Therapy (the ENDO Trial); although monitoring and data collection of the 325 currently enrolled subjects continues. The Company has already implemented several risk mitigation strategies in the ENDO Trial and is preparing to submit the information requested by the FDA for their review.

Financial Review

The Company’s key financial results for the Quarter include the following:

●	Revenue decreased to US$0.6 million for the Quarter compared to US$0.9 million for the same period last year, a decrease of US$0.3 million. The decrease in the Company’s revenue in the Quarter compared to the same period last year was a result of a decrease in sales across all markets. Compared to the fourth quarter of 2014, revenue increased US$0.1 million due to increased sales in Europe and the Middle East.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 2

●	Cost of revenue for the Quarter and same period last year was US$0.9 million. The Quarter experienced decreased manufacturing efficiency due to lower production volume compared to the same period last year. As a result, gross loss increased by US$0.3 million for the Quarter.

●	Operating expenses decreased to US$9.6 million for the Quarter compared to US$10.1 million for the same period last year, a decrease of US$0.5 million.

¡	Research and development expenses were US$5.6 million for the Quarter compared to US$5.3 million for the same period last year, an increase of US$0.3 million. The increase in research and development expenses for the Quarter was primarily a result of increased expenses to support the ENDO Trial and increased consulting expenses. These were partially offset by a decrease in personnel related costs.

¡	Sales and marketing expenses were US$1.7 million for the Quarter compared to US$2.5 million for the same period last year, a decrease of US$0.8 million. The decrease in sales and marketing expenses for the Quarter compared to the same period last year was the result of lower spending on marketing related activities to support the Company’s commercialization effort as well as lower personnel related costs, particularly share-based compensation.

¡	General and administrative expenses were US$2.3 million for the Quarter and the same period last year.

●	Other income (expense) for the Quarter was a US$0.5 million loss compared to a gain of US$0.4 million for the same period last year, a decrease of US$0.9 million. The decrease in the Quarter compared to the same period last year was primarily associated with a US$0.5 million foreign exchange loss due to the depreciation of the Australian dollar versus the U.S. dollar during the Quarter as compared to a US$0.2 million foreign exchange gain in the same period last year as a result of a stronger Australian dollar. Additionally, in the first quarter of 2014 the Company had a US$0.2 million gain on the remeasurement of the warrant liability while in the Quarter it had a minimal loss on remeasurement.

●	As a result, the Company recorded a net loss of US$10.3 million for the Quarter compared to US$9.7 million for the same period last year, an increase of US$0.6 million.

●	The Company had cash and cash equivalents of US$40.0 million at 31 March 2015 compared to US$51.2 million at 31 December 2014, a decrease of US$11.2 million.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 3

****************CONFERENCE CALL & WEBCAST INFORMATION****************

GI Dynamics, Inc. (ASX: GID) will hold a conference call to discuss the Company’s financial results for the quarter ended 31 March 2015, and its business outlook. Michael Dale, president and chief executive officer, will host the call.

The briefing call to discuss financial results and business outlook will be held at 6 p.m. U.S. EDT on Tuesday, 5 May 2015 (8 a.m. AEST on Wednesday, 6 May 2015).

Accessing the Briefing Call via Webcast:

A live webcast of the call will be available on the GI Dynamics website at investor.gidynamics.com. The webcast can be directly accessed at: http://edge.media-server.com/m/p/hccn2odi/lan/en.

Accessing the Briefing Call via Telephone:

For those preferring to listen by telephone, please dial in five minutes prior to the start of the call and provide the passcode 39430802. Regional dial-in numbers are as follows:

●	United States callers please dial toll-free 1 (888) 771-4371

●	Australia callers please dial toll-free 1 (800) 507-265

●	International callers please dial 1 (847) 585-4405

Replay archive:

The webcast will be archived for 30 days following the call on the GI Dynamics website at investor.gidynamics.com.

Robert Solomon

Vice President of Finance & Company Secretary

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 4

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy approved for the treatment of obese type 2 diabetes with BMI ≥ 30 kg/m2, or obese patients with BMI ≥ 30 kg/m2 with ≥ 1 comorbidities, or obese patients with BMI >35 kg/m2. The liner is indicated for a maximum implant duration of 12 months. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centres offering the EndoBarrier®; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the possibility that clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor Enquiries:	Media Enquiries:
United States Michael Dale, President & CEO +1 (781) 357-3310	United States/Europe/Australia: Bill Berry, Berry & Company Public Relations LLC +1 (212) 253-8881
Australia David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

          Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)
151 239 388	31 March 2015

    Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD

1.1	Receipts from customers	483	483

1.2	Payments for (a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(3,043) (746) (4,111) — (3,125)	(3,043) (746) (4,111) — (3,125)
1.3	Dividends received	—	—
1.4	Interest and other items of a similar nature received	30	30
1.5	Interest and other costs of finance paid	—	—
1.6	Income taxes paid	(47)	(47)
1.7	Other (provide details if material)	—	—

	Net operating cash flows	(10,559)	(10,559)

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD

1.8	Net operating cash flows (carried forward)	(10,559)	(10,559)

	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	— — — (125) —	— — — (125) —
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	— — — — —	— — — — —

1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other (provide details if material)	—	—

	Net investing cash flows	(125)	(125)

1.14	Total operating and investing cash flows	(10,684)	(10,684)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	2	2
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	—	—
1.18	Repayment of borrowings	—	—
1.19	Dividends paid	—	—
1.20	Other (share capital raising cost)	—	—

	Net financing cash flows	2	2

	Net increase (decrease) in cash held	(10,682)	(10,682)

1.21	Cash at beginning of quarter/year to date	51,191	51,191
1.22	Exchange rate adjustments to item 1.20	(493)	(493)

1.23	Cash at end of quarter	40,016	40,016

+ See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

    Payments to directors of the entity and associates of the directors

    Payments to related entities of the entity and associates of the related entities

		Current quarter (Q1) $’000 USD

1.24	Aggregate amount of payments to the parties included in item 1.2	280
1.25	Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions

Payments represent wages and relocation paid to an executive director for services provided during the first quarter of 2015 ($188) and directors’ fees paid to non-executive directors ($92) for services provided during the first quarter of 2015.

    Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

The Company entered into a capital lease ($8) for office equipment.

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

    Financing facilities available

       Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD

3.1	Loan facilities	—	—
3.2	Credit standby arrangements	150	—

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter (Q1) $’000 USD	Previous quarter (Q4) $’000 USD

4.1	Cash on hand and at bank	6,557	12,737

4.2	Deposits at call	33,459	38,454

4.3	Bank overdraft	—	—

4.4	Other (provide details)	—	—

	Total: cash at end of quarter (item 1.23)	40,016	51,191

Acquisitions and disposals of business entities
		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))

5.1	Name of entity	N/A	N/A

5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal

5.4	Total net assets

5.5	Nature of business

Compliance statement

1

This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date:	30 April 2015
(Company secretary)

Print name:	Robert Solomon

+ See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.

The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.

Accounting Standards.    ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5